Exhibit 99.1

For Immediate Release	Contact:	Dennis J. Simonis
President & CEO

December 6, 2006	Telephone: (808) 969-8052

ML MACADAMIA ORCHARDS, L.P.

ANNOUNCES FOURTH QUARTER DISTRIBUTION,

ACCEPTS RESIGNATION OF DIRECTOR

Hilo, Hawaii — ML Macadamia Orchards, L.P. (NYSE: NUT) announced today that the company declared a quarterly cash distribution of five cents ($0.05) per Class A Unit at the November 2006 meeting of the Board of Directors of its general partner, ML Resources, Inc. (MLR). The distribution is equal to the previous rate, and will be paid on Thursday, February 15, 2007 to the unit holders of record as of Friday, December 29, 2006. This distribution marks the 83rd consecutive quarterly distribution, dating back to the inception of the Partnership in 1986.

In other news, the Partnership has accepted the resignation of director Russell L. Case, Esq. He has served as a director of the managing partner since June 2006 and his resignation was effective November 30, 2006.

This press release contains forward-looking statements regarding future events and future performance of the Partnership that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These include statements, among others, regarding the Partnership’s future nut price, which are based on certain assumptions and forecasts.  The Partnership files documents with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K reports, which contain a description of these and other risks and uncertainties that could cause actual results to differ from current expectations and the forward-looking statements contained in this press release.

ML Macadamia Orchards, L.P. is the world’s largest grower of macadamia nuts, owning or leasing 4,169 acres of orchards on the island of Hawaii.

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